UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2012

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO 80237

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 757-8101

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition.

The press release of Apartment Investment and Management Company (“Aimco”), dated February 8, 2012, attached hereto as Exhibit 99.1 is furnished herewith. Aimco will hold its fourth quarter 2011 earnings conference call on February 8, 2012, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast accessed through Aimco’s website at www.aimco.com/investors/events-presentations/webcasts. Alternatively, you may join the conference call by telephone by dialing 866-843-0890, or 412-317-9250 for international callers, and using passcode 9327149. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin.

If you are unable to join the live conference call, you may access the replay until 9:00 a.m. Eastern time on February 23, 2012, by dialing 877-344-7529, or 412-317-0088 for international callers, and using passcode 10007657 or you may access the audiocast replay on Aimco’s website at www.aimco.com/investors/events-presentations/webcasts. Please note that the full text of the press release and supplemental schedules are available through Aimco’s website at www.aimco.com/investors/financial-reports/quarterly-earning-reports. The information contained on Aimco’s website is not incorporated by reference herein.

ITEM 9.01.	Financial Statements and Exhibits.

The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Fourth Quarter 2011 Earnings Release dated February 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 8, 2012

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Ernest M. Freedman
Ernest M. Freedman Executive Vice President and Chief Financial Officer